NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ANNOUNCES FIRST QUARTER EARNINGS

WARSAW, N.Y., April 22, 2015 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported financial results for the quarter ended March 31, 2015. The Company’s financial results for the first quarter of 2015 include the results of operations from the acquisition of Scott Danahy Naylon (“SDN”), an insurance agency the Company acquired in August 2014.

Net income for the first quarter 2015 was $6.8 million, compared to $7.9 million for the fourth quarter 2014, and $7.2 million for the first quarter 2014. After preferred dividends, first quarter 2015 net income available to common shareholders was $6.4 million or $0.46 per diluted share, compared with $7.6 million or $0.54 per share for the fourth quarter 2014, and $6.9 million or $0.50 per share for the first quarter 2014.

The Company’s President and Chief Executive Officer Martin K. Birmingham stated, “We are very pleased that our strategy for revenue growth and diversification to enhance long term profitability has been making meaningful progress. The 30% increase in quarterly noninterest income as compared with the prior year’s first quarter, a primary objective of our growth strategy, has among other benefits had an offsetting effect on the net interest margin pressures that have impacted the industry for some time. We are encouraged by the loan opportunities that developed as the quarter progressed, which ultimately led to the majority of our loan growth and a strong pipeline.”

“In the first quarter, we grew our loans and deposits at or above the levels achieved in 2014. This growth suggests successful initial execution of our organic growth initiatives, which includes developing the opportunity rich markets of Rochester and Buffalo. Average earnings assets in the first quarter increased by 1% from the fourth quarter of 2014 and 3% from the first quarter of 2014. Among other achievements in the quarter, total deposits reached the highest level in Company history, growing by 10% to $2.7 billion at the end of the first quarter from $2.5 billion at December 31, 2014.”

First Quarter 2015 Highlights and Recent Developments:

•	Growth strategy drives increase in fee-based services income and market penetration, leading to record level of earnings assets and deposits

•	Noninterest income in first quarter 2015 increased by 30% from prior year

•	Grew total loans $74.1 million or 4% from a year ago

•	Increased total deposits by $171.3 million or 7% from a year ago

•	Total assets increased $181.5 million or 6% from a year ago

•	Provision for loan losses increased due to the recognition of a commercial downgrade

•	Strengthened financial position through recently completed $40 million subordinated notes offering

•	Quarterly cash dividend of $0.20 per common share represented a 3.54% dividend yield as of March 31, 2015 and a return of 43% of first quarter net income to common shareholders

•	Common and tangible common book value per share increased to $19.01 and $14.18, respectively, at March 31, 2015

On April 15, 2015, the Company successfully completed the sale of $40 million in aggregate principal amount of its 6.00% fixed to floating rate subordinated notes due 2030 (the “Notes”). The Company intends to treat the Notes as Tier 2 regulatory capital and use the net proceeds of the offering for general corporate purposes, including but not limited to, contributing capital to Five Star Bank, its wholly-owned subsidiary, organic growth initiatives, and potential acquisitions to expand its banking and other complementary non-banking businesses should accretive opportunities arise.

Kevin B. Klotzbach, the Company’s Executive Vice President and Chief Financial Officer commented, “We are gratified that the progress made last year to position Financial Institutions for growth in its top line and the continued execution of our plan in the first quarter resulted in the strong demand for our recently completed Notes offering. Due to institutional investor interest in the Company, we increased the aggregate offering amount of the Notes to $40 million from the initially intended amount of $35 million. We have further bolstered our capital position, which provided a measure of financial flexibility to capitalize on potential growth opportunities.”

Net Interest Income and Net Interest Margin

Net interest income was $23.1 million in the first quarter 2015 compared to $24.1 million in the fourth quarter 2014 and $23.3 million in the first quarter 2014. When comparing the first quarter 2015 to the fourth quarter 2014, average earning assets increased $36.6 million, including increases of $5.5 million and $30.9 million in loans and investment securities, respectively. Average earning assets were up $69.1 million, led by a $65.9 million increase in loans in the first quarter of 2015 compared to the same quarter in 2014. The growth in earning assets was offset by decreases in net interest margin. First quarter 2015 net interest margin was 3.43%, a decrease of 13 basis points from 3.56% for the fourth quarter of 2014 and a 9 basis point decrease from 3.52% for the first quarter of 2014. The receipt of non-recurring loan prepayment income resulted in higher net interest income and a larger net interest margin during the fourth quarter of 2014.

Noninterest Income

Noninterest income was $8.3 million for the first quarter 2015 compared to $5.2 million for the fourth quarter 2014 and $6.4 million in the first quarter 2014. Included in these totals are gains realized from the sale of investment securities. Exclusive of those gains, noninterest income was $7.2 million in the first quarter 2015, $4.9 million in the fourth quarter 2014 and $6.0 million in the first quarter 2014. The fourth quarter 2014 reflects $2.3 million of amortization of an historic tax credit investment in a community-based project. These types of investments are amortized in the first year the project is placed in service and the Company recognized the amortization as contra-income, included in noninterest income, with an offsetting tax benefit that reduced income tax expense. The higher noninterest income in the first quarter 2015 compared to the first quarter 2014 is primarily a result of a $1.6 million increase in insurance income, reflecting the contributions from SDN, which was acquired during the third quarter 2014 as part of the Company’s strategy to diversify its business lines and increase noninterest income through additional fee-based services.

Noninterest Expense

Noninterest expense was $19.0 million for the first quarter 2015 compared to $19.4 million for the fourth quarter 2014 and $17.2 million in the first quarter 2014. Salaries and employee benefits expense increased $967 thousand from the first quarter 2014, reflecting higher pension costs, additional personnel as a result of the SDN acquisition and the hiring of additional personnel associated with the Company’s expansion initiatives. Other noninterest expense for the first quarter 2015 included an increase of $153 thousand in intangible asset amortization attributable to the SDN acquisition.

Income Tax Expense

Income tax expense was $2.9 million in the first quarter 2015, compared to $84 thousand in the fourth quarter 2014 and $3.1 million in the first quarter 2014. Lower income tax expense during the fourth quarter 2014 was primarily driven by the favorable impact of $3.0 million in Federal and New York State historic tax credits realized in the fourth quarter 2014, as discussed above. As a result of the historic tax credits, the fourth quarter 2014 effective tax rate was 1.0%, compared with an effective tax rate of 29.8% for the first quarter 2015 and 30.0% in the first quarter 2014.

Balance Sheet and Capital Management

Total assets were $3.20 billion at March 31, 2015, up $107.6 million from $3.09 billion at December 31, 2014 and up $181.5 million from $3.02 billion at March 31, 2014.

Cash and cash equivalents were $136.0 million at March 31, 2015, up $77.8 million from December 31, 2014 and up $63.6 million from March 31, 2014. The higher cash and cash equivalents balance resulted from strong public deposit inflows at the end of the first quarter of 2015.

Total loans were $1.92 billion at March 31, 2015, up $11.0 million from December 31, 2014 and up $74.1 million from March 31, 2014. The year-to-date increase in loans is primarily attributable to organic commercial loan growth. The increase in loans from the prior year is primarily attributable to growth in commercial, home equity and consumer indirect loans. Total investment securities were $945.5 million at March 31, 2015, up $28.6 million or 3% from the end of the prior quarter and up $17.3 million or 2% compared with the March 31, 2014.

Total deposits were $2.70 billion at March 31, 2015, an increase of $254.2 million from December 31, 2014 and an increase of $171.3 million from March 31, 2014. The increase during the first quarter of 2015 was mainly due to seasonal inflows of municipal deposits, while the year-over-year increase was due to higher municipal deposits as well as successful business development efforts. Public deposit balances represented 30% of total deposits at March 31, 2015, compared to 25% at December 31, 2014 and 28% at March 31, 2014.

Short-term borrowings were $175.6 million at March 31, 2015, down $159.2 million from December 31, 2014 and down $21.2 million from March 31, 2014. Short-term borrowings are often utilized to manage the seasonal outflows of municipal deposits.

Shareholders’ equity was $286.7 million at March 31, 2015, compared with $279.5 million at December 31, 2014 and $262.9 million at March 31, 2014. Common book value per share was $19.01 at March 31, 2015, an increase of $0.44 from $18.57 at December 31, 2014 and $1.29 from $17.72 at March 31, 2014. Tangible common book value per share was $14.18 at March 31, 2015, compared to $13.71 at December 31, 2014 and $14.12 at March 31, 2014.

During the first quarter of 2015, the Company declared a common stock dividend of $0.20 per common share, consistent with the prior quarter and up by 5%, or $0.01 per share, from the first quarter of 2014. The first quarter 2015 dividend returned 43% of the quarter’s net income to common shareholders.

The Company’s leverage ratio was 7.53% at March 31, 2015, compared to 7.35% at December 31, 2014 and 7.51% at March 31, 2014. Goodwill and intangible assets recorded during the third quarter 2014 in conjunction with the addition of SDN resulted in a reduction in capital ratios upon acquisition. Such goodwill and intangible assets are excluded from regulatory capital under regulatory accounting practices.

Credit Quality

Non-performing loans at March 31, 2015 increased $919 thousand compared with December 31, 2014, primarily due to a $690 thousand increase in non-performing commercial loans. Included in non-performing loans at March 31, 2015 is one $2.6 million commercial credit relationship which we placed on nonaccrual status during the first quarter 2015. This downgrade resulted in an increase in our provision and allowance for losses of approximately $800 thousand. The loans comprising this credit relationship are performing in accordance with their contractual terms as of March 31, 2015 and the Company continues to monitor this relationship closely. The ratio of non-performing loans to total loans was 0.58% at March 31, 2015 compared with 0.53% at December 31, 2014 and 0.88% at March 31, 2014.

The provision for loans losses for the first quarter 2015 was $2.7 million, an increase of $831 thousand from the prior quarter and $635 thousand from the first quarter 2014. The increase in the provision for loan losses in the first quarter 2015 was primarily related to the credit relationship placed on nonaccrual status referenced above. Net charge-offs were $3.2 million during the first quarter 2015, a $1.7 million increase compared to the prior quarter and $1.5 million from the first quarter 2014. The increase in net charge-offs was primarily driven by the first quarter 2015 charge-off of two commercial loan relationships totaling $1.7 million that had been previously reserved by the Company. The ratio of annualized net charge-offs to total average loans was 0.68% during the current quarter, compared to 0.32% during the prior quarter and 0.37% during the first quarter 2014.

The ratio of allowance for loans losses to total loans was 1.41% at March 31, 2015, compared with 1.45% at December 31, 2014 and 1.47% at March 31, 2014. The ratio of allowance for loans losses to non-performing loans was 246% at March 31, 2015, compared with 272% at December 31, 2014 and 167% at March 31, 2014.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information, such as tangible common equity, determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach	Jordan Darrow
Chief Financial Officer & Treasurer	Darrow Associates
Phone: 585.786.1130	Phone: 631.367.1866
Email: KBKlotzbach@five-starbank.com	Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2015	2014
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$135,972	58,151	87,582	64,832	72,401
Investment securities:
Available for sale	639,275	622,494	585,479	601,903	674,650
Held-to-maturity	306,255	294,438	285,967	262,057	253,576

Total investment securities	945,530	916,932	871,446	863,960	928,226
Loans held for sale	656	755	1,029	201	900
Loans:
Commercial business	277,464	267,409	275,107	277,685	268,352
Commercial mortgage	479,226	475,092	469,485	469,055	468,763
Residential mortgage	97,717	100,101	103,044	106,206	110,164
Home equity	386,961	386,615	382,703	369,578	332,348
Consumer indirect	662,213	661,673	656,215	652,748	647,546
Other consumer	19,373	21,112	21,291	21,392	21,667

Total loans	1,922,954	1,912,002	1,907,845	1,896,664	1,848,840
Allowance for loan losses	27,191	27,637	27,244	27,166	27,152

Total loans, net	1,895,763	1,884,365	1,880,601	1,869,498	1,821,688
Total interest-earning assets (1) (2)	2,860,605	2,826,488	2,780,940	2,758,779	2,780,489
Goodwill and other intangible assets, net	68,396	68,639	68,887	49,826	49,913
Total assets	3,197,077	3,089,521	3,055,304	2,993,264	3,015,619
Deposits:
Noninterest-bearing demand	559,646	571,260	571,549	551,229	532,914
Interest-bearing demand	611,104	490,190	530,783	507,083	541,660
Savings and money market	922,093	795,835	805,522	766,594	812,734
Certificates of deposit	611,852	593,242	630,970	625,172	646,112

Total deposits	2,704,695	2,450,527	2,538,824	2,450,078	2,533,420
Borrowings	175,573	334,804	215,967	254,683	196,746
Total interest-bearing liabilities	2,320,622	2,214,071	2,183,242	2,153,532	2,197,252
Shareholders’ equity	286,689	279,532	277,758	269,827	262,865
Common shareholders’ equity (3)	269,349	262,192	260,418	252,487	245,523
Tangible common equity (5)	200,953	193,553	191,531	202,661	195,610
Unrealized gain (loss) on investment securities, net of tax	$5,241	1,933	(374)	1,292	(1,467)
Common shares outstanding	14,167	14,118	14,094	13,863	13,853
Treasury shares	231	280	304	299	309
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio (4)	7.53%	7.35	7.34	7.64	7.51
Common equity Tier 1 ratio (4)	9.66%	n/a	n/a	n/a	n/a
Tier 1 risk-based capital (4)	10.45%	10.47	10.44	10.95	10.89
Total risk-based capital (4)	11.69%	11.72	11.69	12.20	12.14
Common equity to assets	8.42%	8.49	8.52	8.44	8.14
Tangible common equity to tangible assets (5)	6.42%	6.41	6.41	6.89	6.60
Common book value per share	$19.01	18.57	18.48	18.21	17.72
Tangible common book value per share (5)	14.18	13.71	13.59	14.62	14.12

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015.

(5) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2015	2014
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA:
Interest income	$24,997	101,055	25,984	25,129	24,883	25,059
Interest expense	1,850	7,281	1,846	1,871	1,780	1,784

Net interest income	23,147	93,774	24,138	23,258	23,103	23,275
Provision for loan losses	2,741	7,789	1,910	2,015	1,758	2,106

Net interest income after provision
for loan losses	20,406	85,985	22,228	21,243	21,345	21,169

Noninterest income:
Service charges on deposits	1,879	8,954	2,186	2,277	2,241	2,250
Insurance income	1,608	2,399	1,420	922	16	41
ATM and debit card	1,193	4,963	1,269	1,263	1,257	1,174
Investment advisory	487	2,138	491	524	561	562
Investments in limited partnerships	474	1,103	209	187	81	626
Company owned life insurance	467	1,753	504	421	425	403
Loan servicing	167	568	118	120	176	154
Net gain on sale of loans held for sale	69	313	82	76	50	105
Net gain on investment securities	1,062	2,041	264	515	949	313
Net gain (loss) on sale of other assets	4	69	8	72	24	(35)
Amortization of tax credit investment	—	(2,323)	(2,323)	—	—	—
Other	887	3,372	927	884	797	764

Total noninterest income	8,297	25,350	5,155	7,261	6,577	6,357

Noninterest expense:
Salaries and employee benefits	10,223	38,595	10,551	9,725	9,063	9,256
Occupancy and equipment	3,699	12,829	3,324	3,131	3,139	3,235
Professional services	968	4,760	1,428	976	1,384	972
Computer and data processing	702	3,016	791	725	777	723
Supplies and postage	563	2,053	499	507	535	512
FDIC assessments	418	1,592	392	390	388	422
Advertising and promotions	239	805	196	216	214	179
Other	2,199	8,705	2,198	2,285	2,308	1,914

Total noninterest expense	19,011	72,355	19,379	17,955	17,808	17,213

Income before income taxes	9,692	38,980	8,004	10,549	10,114	10,313
Income tax expense	2,891	9,625	84	3,365	3,082	3,094

Net income	6,801	29,355	7,920	7,184	7,032	7,219

Preferred stock dividends	365	1,462	365	366	365	366
Net income available to common shareholders	$6,436	27,893	7,555	6,818	6,667	6,853

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.46	2.01	0.54	0.49	0.48	0.50
Earnings per share – diluted	$0.46	2.00	0.54	0.49	0.48	0.50
Cash dividends declared on common stock	$0.20	0.77	0.20	0.19	0.19	0.19
Common dividend payout ratio (1)	43.48%	38.31	37.04	38.78	39.58	38.00
Dividend yield (annualized)	3.54%	3.06	3.15	3.35	3.25	3.35
Return on average assets	0.89%	0.98	1.03	0.95	0.95	0.99
Return on average equity	9.68%	10.80	11.07	10.41	10.52	11.19
Return on average common equity (2)	9.75%	10.96	11.25	10.55	10.66	11.38
Efficiency ratio (3)	60.27%	58.59	59.58	57.65	60.15	56.96
Stock price (Nasdaq: FISI):
High	$25.38	27.02	27.02	24.94	24.88	25.69
Low	$21.67	19.72	22.45	21.71	22.17	19.72
Close	$22.93	25.15	25.15	22.48	23.42	23.02

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Annualized net income available to common shareholders divided by average common equity.

(3) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains on investment securities and amortization of tax credit investment.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	2015	2014
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$124	114	—	51	94	316
Investment securities (1)	907,871	877,673	876,932	854,030	875,855	904,437
Loans (2):
Commercial business	264,814	269,877	265,979	273,239	275,105	265,137
Commercial mortgage	478,705	473,372	473,694	473,168	473,883	472,733
Residential mortgage	99,264	107,254	101,982	105,255	108,535	113,390
Home equity	386,046	359,511	384,138	377,360	346,911	328,833
Consumer indirect	661,727	651,279	658,337	653,192	651,150	642,241
Other consumer	19,736	21,094	20,630	20,847	20,855	22,062

Total loans	1,910,292	1,882,387	1,904,760	1,903,061	1,876,439	1,844,396
Total interest-earning assets	2,818,287	2,760,174	2,781,692	2,757,142	2,752,388	2,749,149
Goodwill and other intangible assets, net	68,527	57,039	68,771	59,306	49,879	49,968
Total assets	3,115,516	2,994,604	3,052,499	2,985,920	2,973,735	2,965,400
Interest-bearing liabilities:
Interest-bearing demand	551,503	504,584	511,749	486,311	509,398	511,073
Savings and money market	839,218	783,784	824,661	758,306	789,956	761,799
Certificates of deposit	602,115	624,299	614,654	634,400	629,945	618,126
Borrowings	251,768	247,956	232,935	259,995	224,801	274,414

Total interest-bearing liabilities	2,244,604	2,160,623	2,183,999	2,139,012	2,154,100	2,165,412
Noninterest-bearing demand deposits	564,500	545,904	564,336	556,485	537,895	524,346
Total deposits	2,557,336	2,458,571	2,515,400	2,435,502	2,467,194	2,415,344
Total liabilities	2,830,557	2,722,730	2,768,693	2,712,274	2,705,578	2,703,777
Shareholders’ equity	284,959	271,874	283,806	273,646	268,157	261,623
Common equity (3)	267,619	254,533	266,466	256,306	250,815	244,281
Tangible common equity (4)	$199,092	197,494	197,695	197,000	200,936	194,313
Common shares outstanding:
Basic	14,063	13,893	14,049	13,953	13,791	13,773
Diluted	14,113	13,946	14,112	14,007	13,838	13,824
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.19%	0.14	—	0.28	0.07	0.08
Investment securities	2.47%	2.44	2.48	2.43	2.45	2.43
Loans	4.27%	4.38	4.44	4.31	4.32	4.45
Total interest-earning assets	3.69%	3.76	3.82	3.73	3.73	3.79
Interest-bearing demand	0.11%	0.12	0.11	0.12	0.12	0.13
Savings and money market	0.10%	0.12	0.11	0.12	0.12	0.13
Certificates of deposit	0.84%	0.78	0.82	0.78	0.76	0.74
Borrowings	0.37%	0.37	0.36	0.37	0.36	0.38
Total interest-bearing liabilities	0.33%	0.34	0.34	0.35	0.33	0.33
Net interest rate spread	3.36%	3.42	3.48	3.38	3.40	3.46
Net interest rate margin	3.43%	3.50	3.56	3.46	3.47	3.52

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2015	2014
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$27,637	27,244	27,166	27,152	26,736
Net loan charge-offs (recoveries):
Commercial business	1,093	(15)	44	(65)	39
Commercial mortgage	520	(57)	66	159	(7)
Residential mortgage	22	22	11	61	57
Home equity	74	(4)	66	127	95
Consumer indirect	1,317	1,420	1,577	1,336	1,350
Other consumer	161	151	173	126	156

Total net charge-offs	3,187	1,517	1,937	1,744	1,690
Provision for loan losses	2,741	1,910	2,015	1,758	2,106

Ending balance	$27,191	27,637	27,244	27,166	27,152

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	1.67%	-0.02	0.06	-0.09	0.06
Commercial mortgage	0.44%	-0.05	0.06	0.13	-0.01
Residential mortgage	0.09%	0.09	0.04	0.23	0.21
Home equity	0.08%	0.00	0.07	0.15	0.12
Consumer indirect	0.81%	0.86	0.96	0.82	0.85
Other consumer	3.31%	2.90	3.29	2.42	2.87
Total loans	0.68%	0.32	0.40	0.37	0.37
Supplemental information (1)
Non-performing loans:
Commercial business	$4,587	4,288	3,258	3,589	3,706
Commercial mortgage	3,411	3,020	2,460	2,734	9,545
Residential mortgage	1,361	1,194	656	758	760
Home equity	672	463	464	371	826
Consumer indirect	994	1,169	1,300	1,427	1,387
Other consumer	47	19	46	12	46

Total non-performing loans	11,072	10,153	8,184	8,891	16,270
Foreclosed assets	139	194	509	554	412
Non-performing investment securities	—	—	—	—	113

Total non-performing assets	$11,211	10,347	8,693	9,445	16,795

Total non-performing loans to total loans	0.58%	0.53	0.43	0.47	0.88
Total non-performing assets to total assets	0.35%	0.33	0.28	0.32	0.56
Allowance for loan losses to total loans	1.41%	1.45	1.43	1.43	1.47
Allowance for loan losses to non-performing loans	246%	272	333	306	167

(1) At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	2015		2014
	First		Year ended	Fourth	Third	Second	First
	Quarter		December 31,	Quarter	Quarter	Quarter	Quarter

Ending tangible assets:
Total assets		$3,197,077		3,089,521	3,055,304	2,993,264	3,015,619
Less: Goodwill and other intangible assets, net		68,396		68,639	68,887	49,826	49,913

Tangible assets (non-GAAP)		$3,128,681		3,020,882	2,986,417	2,943,438	2,965,706

Ending tangible common equity:
Common shareholders’ equity		$269,349		262,192	260,418	252,487	245,523
Less: Goodwill and other intangible assets, net		68,396		68,639	68,887	49,826	49,913

Tangible common equity (non-GAAP)		$200,953		193,553	191,531	202,661	195,610

Tangible common equity to tangible assets (non-GAAP) (1)		6.42%		6.41	6.41	6.89	6.60
Common shares outstanding		14,167		14,118	14,094	13,863	13,853
Tangible common book value per share (non-GAAP) (2)		$14.18		13.71	13.59	14.62	14.12
Average tangible common equity:
Average common equity		$267,619	254,533	266,466	256,306	250,815	244,281
Average goodwill and other intangible assets, net		68,527	57,039	68,771	59,306	49,879	49,968
Average tangible common equity (non-GAAP)		$199,092	197,494	197,695	197,000	200,936	194,313

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.